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                                                                    EXHIBIT 10.1

                             PIONEER COMPANIES, INC.

                         2001 EMPLOYEE STOCK OPTION PLAN

SECTION 1. Purpose of the Plan.

      The Pioneer Companies, Inc. 2001 Employee Stock Option Plan (the "Plan") is intended to promote the interests of Pioneer Companies, Inc., a Delaware corporation (the "Company"), by encouraging key personnel of the Company and its affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also intended to enhance the ability of the Company, its subsidiaries and affiliated entities to attract and retain the services of individuals who are essential for the growth and profitability of the Company. Options granted under the Plan may either be "incentive stock options" intended to qualify as such under the Internal Revenue Code, or "nonqualified stock options," which are not intended to so qualify.

SECTION 2. Definitions.

      As used in the Plan, the following terms shall have the meanings set forth below:

      "Board" shall mean the Board of Directors of the Company.

      "Cause" shall have the meaning set forth in Section 7(c) hereof.

      "Change in Control" shall be deemed to occur if, subsequent to the effective date of this Plan, (i) any "person" (as that term is used in Sections 13 and 14(d) (2) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13 (d) of the Exchange Act), directly or indirectly, of 30% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. Any merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding securities entitled to vote generally shall not, by itself, be considered a Change in Control.
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      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

      "Committee" shall mean the Compensation Committee of the Board or any other committee of the Board designated from time to time by the Board to administer the Plan.

      "Common Stock" shall mean the common stock of the Company, $0.01 par value.

      "Eligible Person" means any person who is an employee, officer, director, consultant or advisor of the Company or any affiliate, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant or advisor of the Company or any affiliate.

      "Employee" shall mean any person who is an employee of the Company or any parent or subsidiary thereof within the meaning of Treasury Regulations Section 1.421-7(h).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" of a Common Stock as of a given date shall mean the per share value of a share of Common Stock as determined by the Committee in good faith taking into consideration all factors that it deems appropriate, including, without limitation, recent sales of shares of Common Stock in transactions negotiated at arms' length; provided, however, that in the event that the Common Stock becomes listed or traded on a securities exchange or market, the Fair Market Value shall be the closing sales price of the Common Stock on the applicable exchange or market on the trading day immediately preceding the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported.

      "Incentive Stock Option" or "ISO" shall mean a stock option granted under
Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

      "Non-Qualified Stock Option" or "NSO" shall mean a stock option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

      "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

      "Optionee" shall mean an individual to whom an Option has been granted, which Option has not expired, under the Plan.

      "Option Agreement" shall mean an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.

      "Option Price" shall mean the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 6(a) hereof.


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      "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation as in effect from time to time.

      "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

      "Subsidiary" shall mean a subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code.

SECTION 3. Administration.

      The Plan shall be administered by the Committee comprised of three directors selected by the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "nonemployee director" for purposes of Rule 16b-3 and of an "outside director" under section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts that are unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan, and/or to delegate to one or more officers of the Company its authority under the Plan as and to the extent permitted under Section 157 of the Delaware General Corporation Law or other applicable law. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate the Eligible Persons to whom an Option shall be granted; (ii) the time or times at which an Option shall be granted, (iii) determine the type of Option to be granted; (iv) determine the number of shares of Common Stock subject to each Option; (v) determine the Option Price and the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine the terms and conditions of any Option; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Options or other property, or canceled, forfeited, or suspended and the method or methods by which an Option may be settled, exercised, canceled, forfeited, or suspended; (viii) interpret and administer the Plan and any instrument or agreement relating to an Option made under the Plan; (ix) establish, amend, suspend, rescind or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the proper administration of the Plan. All such actions and determinations shall be within the sole discretion of the Committee and shall be final, conclusive, and binding upon all Persons.


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SECTION 4. Shares Available for Options.

      (a) Shares Available: Subject to adjustment as provided in Section 4(c), the maximum aggregate number of shares of Common Stock which may be issued and sold under the Plan shall be 1,000,000 shares. The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If any Option shall terminate or expire for any reason without being wholly exercised, the number of shares to which such forfeited, terminated or expired Option relates shall again be available for grant hereunder.

      (b) Sources of Shares Deliverable Under Options. Shares of Common Stock issued and sold under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      (c) Adjustments. In the event of a dividend or other distribution (whether in the form of cash, securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or in the case of any other transaction described in section 424(a) of the Code, the Committee shall, in such manner as it may deem equitable and appropriate, change any or all of (i) the maximum aggregate number of shares that may be issued and sold under Section 4(a) hereof,
            (ii) the maximum aggregate number of shares that may be subject to Options granted to any one individual under Section 6(a)(iii) hereof, (iii) the number and type of shares subject to outstanding Options and/or the Option Price; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause a violation of Section 422(b)(1) of the Code, or any successor provision thereto; and provided, further, that the number of shares subject to any Option denominated in shares of Common Stock shall always be a whole number. In the event of any merger, consolidation, reorganization or similar corporate event in which shares of the Common Stock are to be exchanged for payment of cash (the "Cash Consideration"), the Committee may, in its discretion, (i) make equitable adjustments as provided above or (ii) cancel any outstanding Option in exchange for payment in cash of an amount equal to the excess (if any) of (A) the Cash Consideration per share multiplied by the shares underlying such Option over (B) the Option Price for such shares.

SECTION 5. Eligibility.

      All Eligible Persons are eligible to receive a grant of an Option under the Plan.


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SECTION 6. Options.

      (a) Options. Subject to the provisions of the Plan, the Committee's authority hereunder shall include the following terms and conditions and such additional terms and conditions as the Committee shall determine that are not inconsistent with the provisions of the Plan.

            (i) Option Grant. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted an Option. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. The Company and the Optionee shall execute an Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan. Notwithstanding the foregoing, Incentive Stock Options may only be granted to Eligible Persons who are Employees.

            (ii) Maximum Limit. Notwithstanding anything elsewhere in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options granted to any Optionee during any one calendar year shall be 500,000 shares, subject to adjustments as provided in Section 4(c) hereof.

            (iii) Option Price. The Option Price in respect of an Option shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the Option Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

            (iv) Vesting. An Option shall vest and become exercisable in the manner and subject to such conditions provided by the Committee and set forth in the Option Agreement. The Committee, in its sole discretion, may accelerate the exercisability of any Option at anytime. The period during which a vested Option may be exercised shall be determined by the Committee, subject to such limitations as may apply upon the termination of an Optionee's employment or other service or as otherwise specified by the Committee in the Option Agreement.

            (v) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, shares of Common Stock already owned for more than six months, a


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                  "cashless-broker" exercise (through procedures approved by the
                  Company), other securities or other property, or any combination thereof) in which payment of the Option Price may be made or deemed to have been made.

      (b)   Substitution, Cancellation and Rescission of Options.

            (i) Options may be granted from time to time in substitution for similar awards held by employees of other corporations who become Eligible Persons as the result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or any subsidiary of the assets of the employing corporation, or the acquisition by the Company or any subsidiary or an affiliate of stock of the employing corporation.

            (ii) The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option Price which may be the same as or different than the Option Price of the cancelled Options.

            (iii) The Committee may provide in an Option Agreement that the
                  Company may cancel, suspend or otherwise limit any Options if the Optionee engages in activity that is detrimental to the Company.

      (c)   General.

            (i) Options May Be Granted Separately or Together. Options may, in the discretion of the Committee, be granted either alone or in addition to any other Option granted under the Plan or any award granted under any other plan of the Company or any affiliate.

            (ii)  Limits on Transfer of Options.

                  (A) Except as provided in (C) below, each Option, and each right under any Option, shall be exercisable only by the Optionee during the Optionee's lifetime, or, if permissible under applicable law and to the extent permitted by the Committee, by the Optionee's guardian or legal representative.

                  (B) Except as provided in (C) below, no Option and no right thereunder may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an Optionee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or


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                  encumbrance shall be void and unenforceable against the
                  Company or any affiliate.

                  (C) Notwithstanding anything in the Plan to the contrary and to the extent specifically provided by the Committee with respect to a grant, a Nonqualified Stock Option may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or Persons or on such terms and conditions as the Committee may establish from time to time.

            (iii) Term of Options. The term of each Option shall be for such period as may be determined by the Committee; provided, that in no event shall such term of any Option exceed a period of 10 years from the date of its grant.

            (iv) Delivery of Shares or other Securities and Payment of Consideration. No shares of Common Stock shall be delivered pursuant to any Option until payment in full of any amount required to be paid pursuant to the Plan or the applicable Option Agreement (including, without limitation, any Option Price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other securities, other Options or other property, withholding of shares of Common Stock, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Option Agreement to the Company.

      (d)   Additional Rules for ISOs.

            (i) Annual Limits. No Incentive Stock Option shall be granted to an Optionee as a result of which the aggregate Fair Market Value (determined as of the date of grant) of the stock with respect to which "incentive stock options" are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company, any Subsidiary, or any parent corporation, would exceed $100,000, determined in accordance with section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted. Any Option intended to be an Incentive Stock Option that is granted in excess of such limit shall instead be treated as a Nonqualified Stock Option.


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            (ii)  Termination of Employment. An Incentive Stock Option may
                  provide that such Option may be exercised not later than three months following termination of employment of the Optionee with the Company and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be consistent with the requirements of section 422 of the Code and Treasury Regulations thereunder.

            (iii) Other Terms and Conditions. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Company as determined under sections 422(b)(6) and 424(d) of the Code. An Option Agreement for an Incentive Stock Option shall provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied.

            (iv) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

SECTION 7. Termination of Service

      (a) Death. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee shall die at any time after the date of grant and while he is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6(c) hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to the term of the Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised.

      (b) Disability. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated as a result of his permanent


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            and total disability (within the meaning of section 22(e)(3) of the
            Code) at any time after the date of grant and while he is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after the date of his disability (subject to the term of the Option), to exercise an Option to the extent that it was exercisable at the date of such termination of employment or other service and shall not have been exercised.

      (c) Termination for Cause. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for Cause, the Optionee's right to exercise any unexercised portion of an Option shall immediately terminate and all rights thereunder shall cease. Unless otherwise provided by the Committee and set forth in the Option Agreement, termination for "Cause" shall mean (i) the failure by the Optionee to substantially perform his duties (other than any such failure resulting from his death or disability); (ii) conduct which is detrimental to the Company's reputation, goodwill or business operations; (iii) the negligent performance by the Optionee of his duties to the Company;
            (iv) willful fraud or dishonesty in connection with the Optionee's performance of duties hereunder; or (v) the conviction of the Optionee by a court of competent jurisdiction of a felony or a crime involving moral turpitude; provided, however, that in the event the Optionee shall be a party to any employment agreement with the Company that provides for a definition of "Cause" that is different from the foregoing, then such definition in such employment agreement shall govern with respect to the Optionee for the purposes of this Plan. The Committee shall have the power, exercisable in a reasonable manner, to determine whether the Optionee has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

      (d) Other Termination of Service. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for Cause, the Optionee shall have the right, during the period ending 90 days after such termination (subject to the term of the Option), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been exercised. For purposes of this Section 7(d), an Optionee shall not be considered to have terminated employment or other service with the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of 90 days or such greater period during which the Optionee is guaranteed reemployment either by statute or contract.


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SECTION 8 Amendment and Termination.

      Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:

      (a) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, Optionee or beneficiary of an Option, or other Person; provided, however, notwithstanding any other provision of the Plan or any Option Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of shares available for Options under the Plan, except as provided in Section 4(c) of the Plan.

      (b) Amendments to Options. The Committee may waive any conditions or rights under, amend any terms of, or alter any Option theretofore granted, provided no change in any Option shall reduce the benefit to the Optionee without the consent of such Optionee.

SECTION 9. Change in Control.

      Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, the Committee may, in its sole discretion, provide for all outstanding Options to become fully vested at such time as determined by the Committee.

SECTION 11 Stock Certificates

      (a) Issuance of Certificates. Subject to Section 11(b) hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is a Nonqualified Stock Option.

      (b) Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

            (i) the completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the


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                  SEC or any other governmental regulatory body, that the
                  Committee shall in its sole discretion deem necessary or advisable;

            (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

            (iii) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

            (iv) satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and

            (v) if required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (A) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (B) such other representations and warranties as are deemed necessary by counsel to the Company.

      (c) Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

SECTION 12. General Provisions.

      (a) No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Option, there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Options and the terms and conditions of Options need not be the same with respect to each recipient.

      (b) Withholding. The Company or any affiliate is authorized to withhold from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to an Optionee the amount (in cash, shares, other securities, shares that would otherwise be issued pursuant to such Option, other Options or other property) of any applicable taxes payable in respect of an Option, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide, in an Option Agreement, that the Optionee may direct the Company to satisfy such Optionee's tax obligation through the withholding of shares otherwise to be acquired upon the exercise or payment of such Option.

      (c) No Right to Employment. The grant of an Option shall not be construed as giving the Optionee the right to be retained in the employ of the Company or


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            any affiliate. Further, the Company or an affiliate may at any time dismiss an Optionee from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

      (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

      (e) Severability. If any provision of the Plan or Option Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option Agreement, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

      (f) Other Laws. The Committee may refuse to issue or transfer any shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under
            Section 16(b) of the Exchange Act, and any payment tendered to the Company by an Optionee, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Optionee, holder or beneficiary.

      (g) No Trust or Fund Created. Neither the Plan nor the Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and an Optionee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any affiliate pursuant to an Option, such right shall be no greater than the right of any general unsecured creditor of the Company or any affiliate.

      (h) No Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Option Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

      (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.


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
      (j) Section 162(m) IPO Transition Rule. The Plan is intended to qualify for the transition relief provided under Treasury Regulation Section 1.162-27(f). Accordingly, all compensation realized by Optionees in connection with Options granted under the Plan within the reliance period described therein is intended to be exempt from the limitation on tax deductibility under section 162(m) of the Code. For purposes of the Plan, the reliance period will expire on the earlier of (i) the expiration of the Plan, (ii) a "material modification" of the Plan (within the meaning of Treasury Regulation
            Section 1.162-27(h)(1)(iii)), (iii) the issuance of all Common Stock that has been allocated under the Plan, or (iv) the first meeting of Company stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Common Stock is first registered under
            Section 12 of the Exchange Act.

      (k) Compliance with State Blue Sky Requirements. Prior to the date that the Common Stock is first registered under Section 12 of the Exchange Act and notwithstanding anything in this Plan or any Option Agreement to the contrary, this Plan shall be administered in compliance with the applicable requirements under state securities laws and regulations.

SECTION 13. Effective Date of the Plan.

      The Plan shall be effective upon the effective date of the Company's Joint Plan of Reorganization effected as a result of the Company's petition for reorganization under chapter 11 of the Bankruptcy Code, as filed July 31, 2001.

SECTION 14. Term of the Plan.

      No Option shall be granted under the Plan after the 10th anniversary of the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under such Option, shall extend beyond such termination date.


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